UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2009

HERBST GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-71044	88-0446145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV  89118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

As previously disclosed, Herbst Gaming, Inc. (the “Company”) and certain of its subsidiaries (the “Subsidiary Guarantors”) are parties to a lock-up agreement (the “Lockup Agreement”) with lenders (the “Consenting Lenders”) holding claims under the Company’s Second Amended and Restated Credit Agreement, dated as of January 3, 2007, as amended (the “Credit Agreement”).  In the Lockup Agreement, the parties thereto agreed to support a restructuring of the Company and the Subsidiary Guarantors (collectively, the “Debtors”) pursuant to a joint plan of reorganization under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), in accordance with the terms set forth in the Lockup Agreement.  Consistent with the Lockup Agreement, the Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Nevada, Northern Division (the “Bankruptcy Court”).

On July 1, 2009, the Company executed an amended and restated Lockup Agreement (the “Amended and Restated Lockup Agreement”) affirming its obligations under the Lockup Agreement.  The Amended and Restated Lockup Agreement provides, among other things, for certain changes to the plan of reorganization previously filed by the Debtors with the Bankruptcy Court and that each Consenting Lender had the option to elect, on or before July 7, 2009, to no longer be bound by the Lockup Agreement and to not enter into the Amended and Restated Lockup Agreement.  The Amended and Restated Lockup Agreement will be effective as of June 29, 2009 provided Consenting Lenders holding in the aggregate at least a majority in amount of all claims under the Credit Agreement remain party to the Lockup Agreement following the “opt-out” period ending July 7, 2009.  The Amended and Restated Lockup Agreement is attached hereto as Exhibit 10.1.

On June 30, 2009, subject to Bankruptcy Court approval, the Company and one of its subsidiaries, Market Gaming, Inc., entered into a Twenty-Second Amendment to Lease and Sublease Agreement with Smith’s Food & Drug Centers, Inc. related to the Company’s slot route operations, which, among other things, extended the term of the Company’s existing agreement with Smith’s Food & Drug Centers, Inc.

ITEM 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1  Amended and Restated Lockup Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.

Date: July 7, 2009	By:	/s/ Mary E. Higgins
Mary E. Higgins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Lockup Agreement.